SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 10, 2002
                                                          -------------


                         STANLEY FURNITURE COMPANY, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                       0-14938                    54-1272589
   --------                       -------                    -----------
(State or other                 (Commission                 (IRS Employer
  jurisdiction of                File Number)            Identification No.)
  incorporation)


1641 Fairystone Park Highway, Stanleytown, Virginia           24168
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    (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (276) 627-2000
                                                           --------------


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         (Former name or former address, if changed since last report.)












ITEM 5.          OTHER EVENTS

         On June 10, 2002, the Registrant issued a press release commenting on the outlook for the second quarter and full year 2002. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

        (c)      Exhibits
                 --------

                 The following exhibits are filed as a part of this report.

                 99.1 Press release dated June 10, 2002.







                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                STANLEY FURNITURE COMPANY, INC.

June 11, 2002                                   By: /s/Albert  L. Prillaman
-------------                                   ---------------------------
    Date                                             Albert L. Prillaman
                                                     Chief Executive Officer,
                                                     and Chairman of the Board














                                  EXHIBIT 99.1



FOR IMMEDIATE RELEASE:              CONTACT:  DOUGLAS I. PAYNE
June 10, 2002                       Executive V.P. - Finance and Administration
                                    (276) 627-2157
                                    e-mail: dpayne@stanleyfurniture.com

                                    ANITA W. WIMMER
                                    Treasurer
                                    (276) 627-2446
                                    e-mail: awimmer@stanleyfurniture.com


                      STANLEY FURNITURE UPDATES OUTLOOK FOR
                      THE SECOND QUARTER AND FULL YEAR 2002

STANLEYTOWN, VA, June 10, 2002/PRNewswire/ -- Stanley Furniture Company, Inc. (Nasdaq-NNM: STLY) announced today that second quarter sales are expected to be below the guidance provided in mid-April (an increase of 10% to 14% compared to the second quarter of 2001) due to softer than anticipated retail wood furniture activity in late May and early June. The Company now expects a sales increase in the range of 3% to 5% compared to the second quarter of 2001 and diluted earnings per share before restructuring and related charges to be $.44 to $.47, down from prior outlook of $.52 to $.57, and compared to $.38 last year.

"Orders for our day-to-day business have been weaker than anticipated due to soft retail environment for wood furniture since Memorial Day," commented Albert
L. Prillaman, chairman and chief executive officer. "However, we have been very encouraged by the response to our new product introductions from the April International Home Furnishings market which will begin shipping in the third quarter. Also, our offshore sourcing initiatives and the realignment of manufacturing facilities continue to progress well. With the new product introductions, our lower cost structure, and an improving U.S. economy, we continue to expect total sales for 2002 to increase 5% to 8% with diluted earnings of $2.35 to $2.55 per share excluding restructuring and related charges."

The Company also announced that all closing activities have been completed at its former West End, North Carolina facility including the relocation of equipment and the sale of the real estate. Accordingly, the Company now expects the final restructuring and related charges to be less than $1 million pretax in the second quarter of 2002.

The Company plans to report operating results for the second quarter ending June 29, 2002 before the market opens on Tuesday, July 16, 2002.

A conference call will be held on June 11, 2002 at 10:00 a.m. Eastern Time to review this press release. The dial-in-number is (706) 679-8542. A replay will be available through June 18, 2002. The dial-in-number for the replay is (706) 645-9291 with an access code of 4515127.

Established in 1924, Stanley Furniture Company, Inc. is a leading manufacturer of wood furniture targeted at the upper-medium price range of the residential market. Manufacturing facilities are located in Stanleytown and Martinsville, VA and Robbinsville and Lexington, NC. Its common stock is traded on the Nasdaq stock market under the symbol STLY.


Certain statements made in this release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "estimates," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology. These statements reflect the Company's reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include competition in the furniture industry including competition from lower-cost foreign manufacturers, successful implementation of expanded offshore sourcing, the cyclical nature of the furniture industry, fluctuations in the price of lumber which is the most significant raw material used by the Company, credit exposure to customers in the current economic climate, capital costs and general economic conditions. Any forward-looking statement speaks only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.